ZANETT, INCORPORATED

                          Moderator: Landon Beretto
                                 May 15, 2007
                                10:00 a.m. CT


Landon Beretto: Good morning, my name is Landon Beretto, thank you for your interest in Zanett. I'll be the moderator for today's presentation. With me today are the Chief Executive Officer of Zanett, Mr. Claudio Guazzoni, and Dennis Harkins, Chief Financial Officer. Mr. Guazzoni and Mr. Harkins are going to discuss the company's financial results for the quarter ended March 31st, 2007.

At the conclusion of the prepared remarks, we'll open the conference for questions.

In compliance with SEC requirements, I must read the following statement. Certain matters discussed during this conference call will include forward looking statements within the meaning of section 21-E of the United States Securities and Exchange Act of 1934 as amended. All statements regarding potential results and future plans and objectives of the company are forward looking statements that involve various risks and uncertainties. There can be no insurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

Important factors that could cause actual results to differ materially from the company's expectations include, but are not limited to, those factors that are disclosed under the heading Risk Factors and elsewhere in the company's documents filed from time to time with the United States Securities and Exchange Commission, and other regulatory authorities.

Forward looking statements made during today's call are only made as of the date of this conference call, and the company undertakes no obligation to publicly update such forward looking statements to reflect subsequent events or circumstances.

Gentlemen, please proceed.

Claudio Guazzoni: Thank you, Landon. Good morning, to all of you, and thank you for visiting us on this call. This is Claudio
Guazzoni, Zanett's Chairman and CEO.

As Landon mentioned, with me on the phone today is Dennis Harkins, Zanett's Chief Financial Officer.

Once again, we have many good things to talk about today. Zanett continues to see top line growth year over year, and we continue to execute at a very high level.

Now let's review the first quarter of (2007).  Top line growth, Q1
(2007) was another solid quarter for Zanett.  In the first quarter of
(2007), we saw our revenues grow to $12 million which resulted in year over year growth of 12 percent.

Gross margins net of stock option expense on services was almost 28 percent, 27.8 to be exact in (2007) as compared to 29.3 in (2006). This ((inaudible)) margin is a result of an increase in outside consultants that we've been using as we continue to grow and add consultants in a cautious manner. And this increase was partially offset by the increase that we saw in our billing rate, as we continue to focus on the value added that we bring to our customers, and our customers continue to appreciate us. The continued focus on our bill rates and on our margin will continue to be an emphasis throughout
(2007). In terms of future (M&A) opportunities, we continue to aggressively seek out additional (M&A) opportunities this year to compliment our strong organic growth.

As we have previously discussed in our year end conference call, we recently completely an acquisition of the (DBA) group down in Atlanta, giving us a nice little footprint down there. This company fits right into the Zanett family, its service based revenue stream, as well as its consulting practice, will not only add great synergy, but will add top line as well as bottom line contribution right away. Deal making, our deal making pipeline remains strong. Again, we are in active discussion with firms that in total have about $250 million in revenues. Our (growth) pipeline of deals has an aggregate revenues north of $500 million. And, you know, I'm hopeful that we'll get two, maybe even three deals done in the near future throughout (2007). After this recent (DBA) acquisition. As we discussed, the market downturn early this decade, the downturn in the consulting market literally kicked out nine out of ten of our public competitors, leaving Zanett as one of the last firms standing in this space. Really one of just ten domestic public IT consultancies between $50 million and one billion dollars. It's really incredible opportunity for us, we're out there every day capitalizing on it.

So with that piece of good news, I'm going to turn the call over now to Dennis Harkins, our CFO, who will focus on our Q1 financial results. Dennis?

Dennis Harkins: Thanks, Claudio. For the first quarter ended March 31st, 2007, our gap net loss was approximately $800,000 dollars or three cents per share, as compared to a net loss of approximately $600,000, or two cents per share, in the first quarter of 2006.

Breaking down that further, EBITDA, Earnings Before Interest, Taxes, Depreciation, and Amortization, from our operating units, (left) stock compensation was $600,000 for the quarter ending March 31st, 2007, as compared to $1.2 million from continued operations for the quarter ended March 31st 2006. Corporate expenses, net depreciation and stock compensation for the first quarter of 2007 was $500,000 dollars, bringing the company's EBITDA (left) stock compensation to approximately $100,000 in the first quarter of 2007 compared to EBITDA
(left) stock compensation of approximately $400,000 in the same quarter of 2006. It's important to note that the decrease in corporate expenses is a result of the expense measures we put in place in Q1 of 2006.

We went out to cut expenses from our corporate operating model early in 2006 and as we compare quarters, we see the decrease of almost $300,000 dollars in 2007. The additional charges of interest expense, $500,000, taxes and depreciation, $225,000, along with stock compensation of $200,000. Total $900,000 bringing up to our gap net loss of $800,000 for the first quarter of 2007.

Let's talk about our operating segments and how they performed and how we see them performing through the second quarter and the rest of 2007. For the first quarter, Zanett Commercial Solutions, ZTS revenue, was $10 million dollars as compared to $8.3 million for the same period in 2006, up 19 percent. Gross margin for services during the first quarter of 2007 was 26.4 percent, down from 29.4 in the same period in 2006.

But as Claudio mentioned before, we know that this is a result of a mix of employee and outside consultants in our revenue stream. The revenue increase includes the contribution of $1.8 million dollars from the inclusion of ((inaudible)) for three months and also the revenue from
(DBA), the acquisition that we had for one month in 2007. This was compared to no impact that they had in the first three months of 2006.

While this accounted for our revenue growth, remember Q1 last year showed a dramatic rise in revenue from a significant customer implementation. We were able in Q1 of this year to maintain the same revenue stream, and we look forward to organic growth in the future quarters. Operating income for ZTS in the first quarter was-in the first quarter of 2007 was $200,000 as compared to operating income of $700,000 in the same quarter of 2006.

This variance again is a direct result of a decrease in margin and also several one-time compensation costs associated with our alignment of our national practice model, and the different Oracle platforms.

We believe that this alignment will make Zanett message more consistent across the country and help us win future engagements. In the first quarter of 2007 the commercial division started the integration of
(DBA), a March acquisition. We believe that this type of database administrative service will continue to show strong growth as we continue to sell this throughout the Zanett family. In the first quarter of 2007, our utilization rates were over 80 percent with an average billing rate per consultant of approximately $138 dollars per hour. This is in comparison to the first quarter of 2006 when the same metrics show utilization of about 82, 83 percent, and an average bill rate of under $128 dollars per hour.

To review in the commercial division, we had growth of over 19 percent in the first quarter of 2007; we are looking to continue this double digit growth trend. We will see operating increase-operating income increase as we continue throughout the year to see the benefits of our alignment with our business and the Oracle platforms and continue to increase our margins.

Turning now to the defense side of the house, Zanett government division or (PDI), in Q1 2007, (PDI) continues to evolve. While revenue has been slowed down by this evolution, we continue to see strong operating margins and operating income.

As we noted before (Paragon's) engineering and project management services are delivered in a highly classified world, so we can't get into the specifics of how and where we redeploy our people during the quarter. However the impact was that we did more cherry picking, focusing on those jobs that were more profitable. Revenue was reduced somewhat by $300,000, however operating income and EBITDA (left) stock compensation contribution for our government segment remains strong as our cherry picking was successful.

In Q1 2007, on revenues of two million, (PDI) turned in operating income and EBITDA (left) stock compensation of $200,000 dollars. This compares with revenues of $2.3 million dollars and operating income of $200,000, and EBITDA of $300,000 in the same quarter of 2006. In 2007 we lost several initiatives which should accelerate (Paragon's) growth.

First as we noted earlier, we've redeployed our people and assets to where the action is. This has called for our establishing new locations and putting our people in some far places around the globe. Having done so, however, we are physically in the position to get our share of the dollars being spent on our kinds of services. Something that was much more difficult to accomplish in 2006 from our Rocky Mountain Headquarters.

Second, we're starting to reap the benefits of the (Paragon) engineering center. This is where our engineers design, develop, and prototype solutions to problems they encounter in other rolls working for the intelligence community. As the year goes on, we should be able to tell you more about this and what impact it will have on not only our top line but also our operating results.

As we previously have mentioned, we started to pay more attention to the home game. Towards then end of 2006, we got active in teaming up with companies that are more focused with working with the Department of Homeland Security. Serving the Department of Homeland Security means serving first responders like police and fire departments, the INS, ATF, et cetera. The major purchasing vehicle for the IT engineering and consulting services for (DHS) is the so called (Eagle) contract. Aspects of this contract and the subcontracts under it are highly classified, however we were allowed to announce that the team we're on was approved and awarded the opportunity to render software development and management support services under the contract. Because of it's highly classified nature, we cannot and we will not (inaudible)) it will mean in revenue dollars for (PDI) in Zanett, but as noted in our press releases, we anticipate seeing work from the contract beginning in the later half of this year and beyond.

In summary, despite the uncertainty surrounding future technology projects and programs created by the war effort, we're still very
(bullish) on (Paragon's) organic growth prospects in 2007 and expect this initiatives to pay off handsomely.

With that, I'll turn it back to Claudio.

Claudio Guazzoni: Thanks, Dennis. In summary, Q1 (2007) was a solid quarter for Zanett, experiencing double digit revenue growth of 12 percent, and I'm very happy with that. Our EBITDA ((inaudible)) stock compensation expense for the quarter was approximately $100,000. During Q1 we have heavily invested in ourselves, a whole list of things.

We have incurred these costs which have positioned ourselves towards not only continued strong revenue growth, but decreased operating income, and in the next few quarters (gap) profitability. Some initial guidance for Q2, well, Q2 we're looking for revenues of between $12.4 and $12.6 million which will be a record quarter in revenues for Zanett and continued double digit revenue growth, giving us a yearly run rate of about $50 million dollars. We continue to be extremely well positioned moving forward. We survived a tech crash, our earlier this decade.

Remember, at the beginning of (2002) we were zero in revenues, now we're at a $50 million run rate, so we scaled this business from zero up $50 million a little over five years. We're chasing a $10 billion dollar plus market. We have a great opportunity and we have what we believe to be a credible plan to hit $250 million dollars in revenue within three to four years. So we're doing all the right things.

With that, I'd like to open up the call for questions and answers.

Operator: For those of you who have a question, please press star one on your touch tone phone and your questions will be answered in the order that they are received. If you are using a speaker phone, you must pick up your handset before pressing star one to register for a question. If at any time your question has already been answered, please press star two to remove yourself from the question lineup. Please allow one moment for the first question.

And there are no questions at this time.

Landon Bretto:  (Poll) again, (Tina), please.

Operator: Please press star one on your touch tone phone and your questions will be answered in the order that they are received.
And there are no questions at this time.

Landon Bretto: OK, guys, I guess everybody's overwhelmed by your performance. Is there anything else you want to say, Claudio, before we go?

Claudio Guazzoni:  Yes, I'd like to thank...

Landon Bretto:  Wait a minute, (Tina), do you have a question?

Operator: Excuse me, yes; there is one question from a Mr. Harris Berenholz of Carpe Diem Advisors.

Harris Berenholz:  Hello, how are you?

Operator:  ahead

Claudio Guazzoni:  Hello, Harris.

Harris Berenholz:  How are we doing today?

Claudio Guazzoni:  We're doing well, we're doing well.

Harris Berenholz: Good, nice report, but could you touch on the profitability of the company going forward, early on you were talking about achieving close to profitability on a gap basis, how is that situation or that outlook change if-or shaping up?

Claudio Guazzoni: Well, you know, we did an acquisition, there's a lot of non-cash expenses associated not only with that but with the-with the options that we gave to our employees. We've been very generous with our employees. We're close, you know, I'm not going to predict Q2 or Q3 because some of these non-cash expenses sometimes come from left field.

Harris Berenholz:  Yes.

Claudio Guazzoni: And-but we're very close. You know, like I said in my talk that, you know, Q2, Q3, I'm personally looking forward to gap profitability.

Dennis Harkins: Harris, we had some one time costs in Q1 as a result of the alignment of our national practice strategy. That will not continue in Q2 and Q3...

Harris Berenholz:  OK.

Dennis Harkins: And additionally, Q1 is always a tough year-a tough quarter as a result of just (FICA) and federal taxes...

Harris Berenholz:  Right.

Dennis Harkins: ...that kind of thing, where we, you know, we almost have-we have $100,000 dollars worth of expenses in a Q1 that we don't have in the other quarters, just as everybody hits their minimum.
So, that's why we believe, you know, the gap profitability or that will shrink in Q2 and Q3 without these one time charges.

Harris Berenholz:  Got you.  OK, thanks very much.

Dennis Harkins:  So we're close, we're close.

Harris Berenholz:  Great, OK, we're hanging there rooting for you.

Claudio Guazzoni:  Thank you, sir.

Harris Berenholz:  OK.

Claudio Guazzoni:  Any other questions?

Operator:  There are no further questions at this time.

Claudio Guazzoni: Well, I'd like to wrap up and say thank you to our shareholders, thank you for being faithful to us. You know, we're working hard for you. I want to thank, also, the employees of the Zanett family. I know they're working hard; they're putting in their 10 to 12 hours every day for all of us as shareholders. I want to thank everybody for the visit this morning and for the chance to update you all.

Landon Bretto:  Claudio, everybody appreciates your time today, thank you.

Claudio Guazzoni:  Thank you.

Operator: This concludes the Zanett conference call, thank you everyone for joining. You may now disconnect.

END